Exhibit 2(a)

                            STOCK PURCHASE AGREEMENT

                                     AMONG

                     SCAN-OPTICS, INC., STEPHEN M. FREEMAN
                          AND RAYMOND C. GRIFFIN, JR.

                            WITH RESPECT TO STOCK OF
                        SOUTHERN COMPUTER SYSTEMS, INC.



                               AS OF MAY 21, 1998

                                TABLE OF CONTENTS


1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   SALE AND TRANSFER OF SHARES; CLOSING. . . . . . . . . . . . . . . . . . .12
     2.1  SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.2  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.3  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.4  CLOSING OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . .13
     2.5  IBM, L.L.C.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . . . . . . . . .15
     3.1  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . . .15
     3.2  AUTHORITY; NO CONFLICT . . . . . . . . . . . . . . . . . . . . . . .15
     3.3  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.4  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .17
     3.5  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . .18
     3.6  TITLE TO PROPERTIES; ENCUMBRANCES. . . . . . . . . . . . . . . . . .18
     3.7  CONDITION AND SUFFICIENCY OF ASSETS. . . . . . . . . . . . . . . . .18
     3.8  ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . . . .19
     3.9  INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     3.10 NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . . . .20
     3.11 TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     3.12 NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . .21
     3.13 EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . .21
     3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. . .22
     3.15 LEGAL PROCEEDINGS; ORDERS. . . . . . . . . . . . . . . . . . . . . .23
     3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS. . . . . . . . . . . . . . . .25
     3.17 CONTRACTS; NO DEFAULTS . . . . . . . . . . . . . . . . . . . . . . .26
     3.18 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     3.19 ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . .31
     3.20 EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     3.21 LABOR RELATIONS; COMPLIANCE. . . . . . . . . . . . . . . . . . . . .32
     3.22 INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . .33
     3.23 CERTAIN PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .36
     3.24 DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     3.25 RELATIONSHIPS WITH RELATED PERSONS . . . . . . . . . . . . . . . . .36
     3.26 BROKERS OR FINDERS . . . . . . . . . . . . . . . . . . . . . . . . .37
     3.27 [Intentionally omitted.] . . . . . . . . . . . . . . . . . . . . . .37
     3.28 SELLERS' TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . .37

4.   REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . . .37
     4.1  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . . .37
     4.2  AUTHORITY; NO CONFLICT . . . . . . . . . . . . . . . . . . . . . . .37
     4.3  INVESTMENT INTENT. . . . . . . . . . . . . . . . . . . . . . . . . .38
     4.4  SEC FILINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     4.5  CERTAIN PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . .39
     4.6  BROKERS OR FINDERS . . . . . . . . . . . . . . . . . . . . . . . . .39
     4.7  SCAN-OPTICS STOCK. . . . . . . . . . . . . . . . . . . . . . . . . .39

5.   COVENANTS OF SELLERS. . . . . . . . . . . . . . . . . . . . . . . . . . .39
     5.1  ACCESS AND INVESTIGATION . . . . . . . . . . . . . . . . . . . . . .39
     5.2  OPERATION OF THE BUSINESS OF THE COMPANY . . . . . . . . . . . . . .40
     5.3  NEGATIVE COVENANT. . . . . . . . . . . . . . . . . . . . . . . . . .40
     5.4  REQUIRED APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . .40
     5.5  NOTIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS . . . . . . . . . . . . .41
     5.7  NO NEGOTIATION . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     5.8  BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     5.9  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     5.10 PRE-CLOSING TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .42
     5.11 NO SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE. . . . . . . . . . . . . . . . .43
     6.1  APPROVALS OF GOVERNMENTAL BODIES . . . . . . . . . . . . . . . . . .43
     6.2  BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE . . . . . . . . . . .44
     7.1  ACCURACY OF REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . .44
     7.2  SELLERS' PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . .44
     7.3  CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     7.4  NET WORTH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     7.5  ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . .45
     7.6  NO PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     7.7  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. . . . . . . . .45
     7.8  NO PROHIBITION . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     7.9  EMPLOYMENT AND CONSULTING AND NONCOMPETITION AGREEMENTS. . . . . . .46
     7.10 AUDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
     7.11 VISTACAPTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

8.   CONDITIONS PRECEDENT TO SELLERS'  OBLIGATION TO CLOSE . . . . . . . . . .46
     8.1  ACCURACY OF REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . .46
     8.2  BUYER'S PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . . .46
     8.3  CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     8.4  ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . .47
     8.5  NO INJUNCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     8.6  CONSULTING AND NONCOMPETITION AGREEMENTS . . . . . . . . . . . . . .47
     8.7  SCAN-OPTICS STOCK CLOSING PRICE. . . . . . . . . . . . . . . . . . .48
     8.8  RELEASE FROM GUARANTIES. . . . . . . . . . . . . . . . . . . . . . .48

9.   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     9.1  TERMINATION EVENTS . . . . . . . . . . . . . . . . . . . . . . . . .48
     9.2  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .49

10.  INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . .49
     10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE . . . .49
     10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. . . . . . . . . .49
     10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. . . . . . . . . . .50
     10.4 TIME LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .51
     10.5 LIMITATIONS ON AMOUNT -- SELLERS . . . . . . . . . . . . . . . . . .51
     10.6 LIMITATIONS ON AMOUNT -- BUYER . . . . . . . . . . . . . . . . . . .51
     10.7 ESCROW; RIGHT OF SET-OFF . . . . . . . . . . . . . . . . . . . . . .51
     10.8 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. . . . . . . . .52
     10.9 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. . . . . . . . . . . .53

11.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     11.1 EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     11.2 PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . . . .54
     11.3 CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . .54
     11.4 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     11.5 FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . .55
     11.6 WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     11.7 REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     11.8 ENTIRE AGREEMENT AND MODIFICATION. . . . . . . . . . . . . . . . . .60
     11.9 SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
     11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. . . . . . . . .60
     11.11 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .61
     11.12 SECTION HEADINGS, CONSTRUCTION. . . . . . . . . . . . . . . . . . .61
     11.13 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . .61
     11.14   JURISDICTION; SERVICE OF PROCESS. . . . . . . . . . . . . . . . .61
     11.15 COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .61

Schedule 4.2
     Exceptions to Representations of Buyer and Scan-Optics. . . . . . . . . .63

EXHIBIT 2.4(a)(ii) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64

EXHIBIT 2.4(a)(iv)(A). . . . . . . . . . . . . . . . . . . . . . . . . . . . .66

EXHIBIT 7.5(a)
      Form of Opinion of Mark Hoffman, Esq.. . . . . . . . . . . . . . . . . .88

EXHIBIT 8.4(a)
      Form of Opinion of Day, Berry & Howard LLP . . . . . . . . . . . . . .-92-


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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is made as of May 21, 1998, among Scan-Optics, Inc., a Delaware corporation ("Buyer"), Stephen M. Freeman, an individual resident in Birmingham, Alabama ("Freeman"), and Raymond C. Griffin, Jr., an individual resident in Birmingham, Alabama ("Griffin") (and, collectively with Freeman, "Sellers"). Scan-Optics, the Buyer and Sellers are referred to collectively herein as the "Parties."


                                    RECITALS

     Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Southern Computer Systems, Inc., an Alabama corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Accounts Receivable" --  as defined in Section 3.8.

     "Affiliate(s)" -- has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Applicable Contract" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "Average Closing Price"  --  as defined in Section 2.4(b)(ii).

     "Balance Sheet"  --  as defined in Section 3.4.

     "Bank" -- as defined in Section 3.16(j).

     "Basis" -- means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequence.

     "Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Buyer" -- as defined in the first paragraph of this Agreement.

     "Buyer's Advisors"  --  as defined in Section 5.1.

     "Buyer's Closing Documents"  --  as defined in Section 4.2(a).

     "CERCLA -- the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. <section> 9601 et seq., as amended, and the regulations and rules issued pursuant to that Act.

     "Cleanup" -- as defined in the definition of "Environmental, Health, and Safety Liabilities."

      "Closing" -- as defined in Section 2.3.

     "Closing Date" -- the date and time as of which the Closing actually takes place.

     "Company" -- as defined in the Recitals of this Agreement.

     "Competing Business"  --  as defined in Section 3.25.

     "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Consulting and Noncompetition Agreements" -- as defined in Section 2.4(a)(iv).

     "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

          (a)  the sale of the Shares by Sellers to Buyer;

          (b) the execution, delivery, and performance of the Consulting and Noncompetition Agreements, the Sellers' Release, and the Escrow Agreement;

          (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

          (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

     "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Controlled Group" -- means the Seller and any entity that is considered a single employer with the Seller pursuant to subsections (b),
(c), (m) or (o) of <section> 414 of the IRC.

     "Copyrights"  --  as defined in Section 3.22(a)(iii).

     "Damages" -- as defined in Section 10.2.

     "Disclosure Schedule" -- the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

     "ERISA" -- means the Employee Retirement Income Security Act of 1974, as amended, including all regulations and rules issued pursuant thereto. All citations to ERISA, or to the Department of Labor Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereof.

     "Employee" -- means an individual who is a common law employee of another Person.

     "Employee Benefit Plan" -- means all written or oral plans, contracts or other arrangements for the benefit or advantage of any officer, director, Employee, contractor or agent, or any group of such Persons, with respect to which the Company has or may have a Liability, including, without limitation, plans described in <section> 3(3) of ERISA; deferred compensation arrangements; supplemental executive retirement plans; rabbi or secular trusts; corporate-owned life insurance; split-dollar insurance arrangements; letter of credit or indemnity policies for deferred compensation arrangements; stock or performance awards; long and short-term incentive plans; golden or tin parachute agreements; medical, disability, life and other insurance benefits; severance plans or policies; sick leave; vacation benefits; educational, transportation, parking and other subsidies; allowances for entertainment; charitable contributions to be made upon an individual's request; use of an automobile; payment of club dues; and any other arrangements similar to any of the foregoing.

     "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liability" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by CERCLA.

     "Environmental Law" -- any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e)  protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Escrow Adjustment Amount" -- as defined in Section 2.4(b)(2).

     "Escrow Agreement" -- as defined in Section 2.4(c).

     "Extremely Hazardous Substances"  --  has the meaning set forth in
<section> 302 of the Emergency Planning and Community Right-to-Know Act of
1986, as amended.

     "401(k) Plan" -- means the Southern Computer Systems, Inc. 401(k) Retirement Plan and any trust adopted in connection therewith.

     "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

     "Freeman"  --  as defined in the first paragraph of this Agreement.

     "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

     "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Griffin"  --  as defined in the first paragraph of this Agreement.

     "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

     "Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "IBM, L.L.C."  --  as defined in Section 2.5.

     "Indemnified Persons"  --  as defined in Section 10.2.

     "Intellectual Property Assets" -- as defined in Section 3.22.

     "Interim Balance Sheet" -- as defined in Section 3.4.

     "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986 or any successor law.

     "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

     "Liability" -- means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any liability for Taxes.

     "Marks"  --  as defined in Section 3.22(a)(i).

     "NASDAQ"  --  as defined in Section 2.4(b)(ii).

     "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (e) the articles of organization and operating agreement of a limited liability company; and (f) any amendment to any of the foregoing.

     "PBGC"  --  means the Pension Benefit Guaranty Corporation.

     "Parties" --  as defined in the first paragraph of this Agreement.

     "Patents"  --  as defined in Section 3.22(a)(ii).

     "Pension Benefit Plan" -- means any plan as defined in <section> 3(2) of ERISA with respect to which the Company has or may have a Liability.

     "Person" -- any individual, corporation (including any non-profit corporation), company, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought or conducted by, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Proprietary Rights Agreement"  --  as defined in Section 3.20(b).

     "Purchase Price" -- as defined in Section 2.2.

     "Related Person" -- with respect to a particular individual:

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b)  any Person that holds a Material Interest in such specified
Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified Person holds a Material
Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Rights in Mask Works"  --  as defined in Section 3.22(a)(iv).

     "Rule 144"  -- as defined in Section 11.7(f)(iii).

     "SEC Filings"  --  as defined in Section 4.4.

     "Scan-Optics" -- as defined in the first paragraph of this Agreement.

     "Scan-Optics Stock" -- the Common Stock, $.02 par value per share, of Scan-Optics.

     "Securities Act" -- the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Securities Exchange Act" -- the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act of any successor law.

     "Sellers" -- as defined in the first paragraph of this Agreement.

     "Sellers' Closing Documents"  --  as defined in Section 3.2(a).

     "Sellers' Release" -- as defined in Section 2.4(a)(ii).

     "Shares" -- as defined in the Recitals of this Agreement.

     "Stock Consideration" -- the shares of Scan-Optics Stock which are delivered by Buyer to Sellers pursuant to Section 2.4(b)(ii).

     "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Tax" -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, use tax, property tax, payroll tax, workers compensation tax, unemployment tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Trade Secrets"  --  as defined in Section 3.22(a)(v).

     "Unregistered Scan-Optics Common Stock"  --  as defined in Section
11.7(a).

2.   SALE AND TRANSFER OF SHARES; CLOSING

     2.1  SHARES

     Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

     2.2  PURCHASE PRICE

     The purchase price (the "Purchase Price") for the Shares will be $7,000,000.

     2.3  CLOSING

     The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at City Place I, Hartford, Connecticut, at 10:00 a.m. (local time) on June 15, 1998, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.4  CLOSING OBLIGATIONS

     At the Closing:

          (a)  Sellers will deliver to Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

               (ii) a release in the form of Exhibit 2.4(a)(ii) executed by Sellers (the "Sellers' Release");

               (iii) [intentionally omitted]

               (iv) consulting and noncompetition agreements in the form of
Exhibit 2.4(a)(iv), executed by Sellers (collectively, the "Consulting and Noncompetition Agreements");

               (v) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

          (b)  Buyer will deliver:

               (i) to Sellers, the sum of (A) $4,307,394 and (B) the results (which may be positive or negative) of multiplying the Escrow Adjustment Amount by (-1), which Buyer shall pay, at its sole election, in cash, shares of Scan-Optics Stock ("Stock Consideration"), or a combination of both. Buyer will pay no less than 50% of the Purchase Price in cash.
If Buyer elects to pay any part of the Purchase Price in Stock Consideration, the number of shares of Scan-Optics Stock comprising the Stock Consideration shall be determined by dividing the dollar amount of the part of the Purchase Price to be paid in Stock Consideration by the average closing price of Scan-Optics Stock supplied by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and reported in The Wall Street Journal as of the end of the five consecutive trading days ending on the fifth trading day preceding the Closing Date (the "Average Closing Price"); provided, however, that the Average Closing Price used in the determination of the number of shares of Scan-Optics Stock comprising the Stock Consideration shall in no event be less than $5.00. Cash delivered under this paragraph (i) will be delivered by wire transfer to the accounts, and in the respective amounts, specified by the Sellers in writing to Buyer prior to the Closing Date.

               (ii) to the escrow agent referred to in Exhibit 2.4(c), an amount equal to the sum of (A) $2,692,606 and (B) the Escrow Adjustment Amount, which Buyer shall pay, as its sole election, in cash, Stock Consideration, or a combination of both, provided that the ratio of cash to Stock Consideration in the amount delivered to said escrow agent pursuant to this paragraph (ii) shall equal the ratio of cash to Stock Consideration in the amount paid to Sellers pursuant to the foregoing paragraph (i).
Cash delivered under this paragraph (ii) will be delivered by bank cashier's or certified check or wire transfer.

     The "Escrow Adjustment Amount" (which may be positive or negative) means (A) the aggregate estimated amount of state and local sales and use taxes (at the estimated rate of 6%), plus compounded interest at 12% per annum and estimated penalties, which, as of the date which is three years after the Closing Date, may be owed by the Company for periods up to the Closing Date, as determined in good faith by the Buyer as a result of its audit of the Company's records and resale certificates after the date hereof and prior to the Closing Date minus (B) $1,932,606.

               (iii) a certificate executed by Buyer representing and warranting to Sellers that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

               (iv) the Consulting and Noncompetition Agreements, if such agreements are executed by Buyer.

          (c) Buyer and Sellers will enter into an escrow agreement substantially in the form of Exhibit 2.4(c) (the "Escrow Agreement") with BankBoston, N.A.

     2.5  IBM, L.L.C.

     At their option Sellers may purchase at or prior to the Closing from the Company (i) the 1% interest in Imaging Business Machines, L.L.C. ("IBM, L.L.C.") owned by the Company at a price equal to the book value of such interest as of December 31, 1997 and (ii) the life insurance policies on their respective lives owned by the Company at a price equal to the respective book values of such policies on May 1, 1998.

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers represent and warrant to Buyer as follows:

     3.1  ORGANIZATION AND GOOD STANDING

          (a) Part 3.1 of the Disclosure Schedule contains a complete and accurate list for the Company of its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Part 3.1 of the Disclosure Schedule lists each such state or other jurisdiction.

          (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

     3.2  AUTHORITY; NO CONFLICT

          (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Escrow Agreement, the Sellers' Release, and the Consulting and Noncompetition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

          (b) Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i)  contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of the Company, or
(B) any resolution adopted by the board of directors or the stockholders of the Company;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or either Seller, or any of the assets owned or used by the Company, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

               (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax other than taxes Sellers will be required to pay pursuant to any Tax Return filed for the "S short year" described in Section 3.11(e);

               (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

               (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

               (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

     Except as set forth in Part 3.2 of the Disclosure Schedule, neither any Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          (c) Sellers are acquiring the Stock Consideration for their own accounts and not with a view to the distribution thereof within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

     3.3  CAPITALIZATION

     The authorized equity securities of the Company consist of 1,000 shares of common stock, par value $1.00 per share, of which 483 1/3 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Freeman owns 241 2/3 of the Shares and Griffin owns 241 2/3 of the Shares. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding Shares or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person (other than IBM, L.L.C.) or any direct or indirect equity or ownership interest in any other business. Part 3.3 of the Disclosure Schedule describes the Company's ownership of securities of IBM, L.L.C.

     3.4  FINANCIAL STATEMENTS

     Sellers have delivered to Buyer: (a) balance sheets of the Company as at December 31 in each of the years 1995 and 1996, and the related statements of income, stockholders' equity, and cash flows for each of the fiscal years then ended, together with the report thereon of KPMG Peat Marwick LLP, independent certified public accountants, (b) a balance sheet of the Company as at December 31, 1997 (including the notes thereto, the "Balance Sheet"), and the related statements of income, stockholders' equity, and cash flows for the fiscal year then ended, together with the report thereon of KPMG Peat Marwick LLP, independent certified public accountants, and (c) an unaudited consolidated balance sheet of the Company as at April 30, 1998, (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, stockholders' equity, and cash flows for the four months then ended, including in each case the notes thereto. Such financial statements (excepting potential claims of state and local jurisdictions for sales and/or use taxes) and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

     3.5  BOOKS AND RECORDS

     The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     3.6  TITLE TO PROPERTIES; ENCUMBRANCES

     The Company does not own any real property. Part 3.6 of the Disclosure Schedule contains a complete and accurate list of all leaseholds or other interests in real property owned by the Company. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Schedule and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business and consistent with past practice), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets,
(a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

     3.7  CONDITION AND SUFFICIENCY OF ASSETS

     The buildings, structures, and equipment of the Company are in good operating condition and repair, and are adequate for the uses to which they are being put. The building, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

     3.8  ACCOUNTS RECEIVABLE

     All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable (or, for Accounts Receivable which first became due and payable more than 90 days prior to the Closing Date, within 90 days after the Closing Date). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     3.9  INVENTORY

     All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

     3.10 NO UNDISCLOSED LIABILITIES

     Except as set forth in Part 3.10 of the Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     3.11 TAXES

          (a) Except for possible failures to file state and local returns regarding sales and use taxes, the Company has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Part 3.11 of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns filed since January 1, 1991. The Company or Sellers have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

          (b) The United States federal and state income Tax Returns of the Company have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1994. Part 3.11 of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Schedule, are being contested in good faith by appropriate proceedings.
Part 3.11 of the Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since January 1, 1991, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Disclosure Schedule, neither any Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or the Sellers or for which the Company may be liable.

          (c) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes, except for potential state and local sales or use taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Schedule. No consent to the application of
Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) All Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement, other than the Company's obligation to make distributions to shareholders to cover individual income tax resulting from December 31, 1997 year-end profit, which distributions shall not exceed $40,000 in the aggregate.

          (e) The Company is, and has been since March 1, 1987, an "S" corporation. As of the close of business on the day prior to the Closing Date, the S election of the Company shall terminate and the portion of the taxable year of the Company ending on such date shall be treated as an "S short year" pursuant to Treas. Regs. <section>1.1362-3(a) to which income or loss shall be allocated pursuant to Section 1362(e)(3) of the Code. Buyer agrees to consent to such allocation in accordance with such regulation.

     3.12 NO MATERIAL ADVERSE CHANGE

     Except as described in the Disclosure Schedule, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     3.13 EMPLOYEE BENEFITS

          (a) Part 3.13 of the Disclosure Schedule lists all of the Company's Employee Benefit Plans. The Company currently maintains the 401(k) Plan. The 401(k) Plan is the only Pension Benefit Plan intended to be qualified under Section 401(a) or 403(a) of the Code ever maintained by the Company or with respect to which the Company has or may have a Liability. The Company has heretofore delivered to Buyer with respect to the 401(k) Plan a true and correct copy of the most recent determination letter issued by the IRS with respect to the prototype arrangement under which the 401(k) Plan is adopted. The Company has no knowledge of any facts, circumstances, actions, or failures to act that would preclude the 401(k) Plan's reliance on such determination letter as evidence that the 401(k) Plan and any trust adopted in connection therewith are qualified under Sections 401 and 501, respectively, of the Code.

          (b) The execution and delivery of this Agreement by the Sellers and the consummation of the Contemplated Transactions will not result in any Liability (with respect to accrued benefits or otherwise) of the Buyer to any Employee Benefit Plan or the PBGC. No amendment to, termination of, or withdrawal from, any Employee Benefit Plan at any time before or after the Closing Date by (A) the Company, or (B) any corporation or other entity if such Employee Benefit Plan was maintained or sponsored by a member of the Controlled Group during any part of the 72 calendar month period ending on the Closing Date, has or will subject the Buyer to any Liability to any Employee Benefit Plan, the PBGC or the IRS, any current or former Employee of the Seller or the Controlled Group, or any other Party.

     3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

          (a)  Except as set forth in Part 3.14 of the Disclosure Schedule:

               (i) the Company is, and at all times since January 1, 1991, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) the Company has not received, at any time since January 1, 1991, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) Part 3.14 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Schedule:

               (i) the Company is, and at all times since January 1, 1991 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part
3.14 of the Disclosure Schedule;

               (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedule;

               (iii) the Company has not received, at any time since January 1, 1991, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Part 3.14 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

     3.15 LEGAL PROCEEDINGS; ORDERS

          (a) Except as set forth in Part 3.15 of the Disclosure Schedule, there is no pending Proceeding:

               (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Part 3.15 of the Disclosure Schedule. The Proceedings listed in Part 3.15 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

          (b)  Except as set forth in Part 3.15 of the Disclosure Schedule:

               (i) there is no Order to which the Company, or any of the assets owned or used by it, is subject;

               (ii) neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

               (iii) to the Knowledge of sellers and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

          (c)  Except as set forth in Part 3.15 of the Disclosure Schedule:

               (i) the Company is, and at all times since January 1, 1991 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by it, is subject; and

               (iii) the Company has not received, at any time since January 1, 1991, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

     3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Part 3.16 of the Disclosure Schedule, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

          (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock (except for distributions in respect of the Sellers' income taxes described in Section 3.11(d);

          (b)  amendment to the Organizational Documents of the Company;

          (c) payment by the Company of any bonuses or material increase in the salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

          (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

          (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000;

          (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

          (i) material change in the accounting methods used by the Company;

          (j) increase in the outstanding amount of indebtedness of the Company, except (i) as shown on the Interim Balance Sheet, or incurred in the Ordinary Course of Business and (ii) indebtedness owed to National Bank of Commerce of Birmingham (the "Bank") in an aggregate amount not to exceed $150,000 (in addition to the existing indebtedness of the Company evidenced by its note dated May 27, 1997 payable to the Bank in the original principal amount of $750,000 and by its note dated December 9, 1997 payable to the Bank in the original principal amount of $500,045); or

          (k) agreement, whether oral or written, by the Company to do any of the foregoing.

     3.17 CONTRACTS; NO DEFAULTS

          (a) Part 3.17(a) of the Disclosure Schedule contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

               (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000;

               (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

               (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

               (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

               (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

               (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

               (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (x) each power of attorney that is currently effective and outstanding;

               (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

               (xii) each Applicable Contract for capital expenditures in excess of $2,500;

               (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

               (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b)  Except as set forth in Part 3.17(b) of the Disclosure
Schedule:

               (i) neither Seller (and no Related Person of either Seller) has or may acquire any rights under, and neither Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

               (ii) to the Knowledge of Sellers and the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

          (c) Except as set forth in Part 3.17(c) of the Disclosure Schedule, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

          (d)  Except as set forth in Part 3.17(d) of the Disclosure
Schedule:

               (i) the Company is, and at all times since January 1, 1991 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by it is or was bound;

               (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 1991 has been, in full compliance with all applicable terms and requirements of such Contract;

               (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) the Company has not given to or received from any other Person, at any time since January 1, 1991, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.18 INSURANCE

          (a)  Sellers have delivered to Buyer:

               (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

               (ii) true and complete copies of all pending applications for policies of insurance; and

               (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

          (b)  Part 3.18(b) of the Disclosure Schedule describes:

               (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

               (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (c) Part 3.18(c) of the Disclosure Schedule sets forth, by year, for the current policy year and each of the three preceding policy years:

               (i)  a summary of the loss experience under each policy;

               (ii) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:

                    (A)  the name of the claimant;

                    (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                    (C)  the amount and a brief description of the claim;
and

               (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

          (d)  Except as set forth on Part 3.18(d) of the Disclosure
Schedule:

               (i) All policies to which the Company is a party or that provide coverage to either Seller, the Company, or any director or officer of the Company:

                    (A)  are valid, outstanding, and enforceable;

                    (B) are issued by an insurer that is financially sound and reputable;

                    (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company;

                    (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound;

                    (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                    (F) except for policies for worker's compensation insurance, copies of which have been furnished to Buyer and loss experience under which has been disclosed pursuant to Section 3.18(c), do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

               (ii) No Seller or the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which it is a party or that provides coverage to it or director thereof.

               (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

     3.19 ENVIRONMENTAL MATTERS

     Except as set forth in part 3.19 of the disclosure schedule:

          (a) The Company and its predecessors have complied with all Environmental Laws and all Occupational Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its predecessors have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have compiled with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws and all Occupational Health and Safety Laws.

          (b) The Company has no Environmental, Health and Safety Liability (and the Company and its predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or Facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Environmental, Health, and Safety Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law or any Occupational Health and Safety Law.

          (c) All properties and equipment used in the business of the Company and its predecessors have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     3.20 EMPLOYEES

          (a) Part 3.20 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Benefit Plan or any director plan.

          (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, Noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or
(ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To Sellers' knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

          (c) Part 3.20 of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     3.21 LABOR RELATIONS; COMPLIANCE

     The Company has not been or is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.22 INTELLECTUAL PROPERTY

          (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes the following, whether owned, used, or licensed by the Company as licensee or licensor:

               (i) the Company's name, all fictional business names, trade names, registered and unregistered trademarks, service marks, domain names, and applications (collectively, "Marks");

               (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

               (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

               (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

               (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets").

          (b) Agreements -- Part 3.22(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

          (c)  Know-How Necessary for the Business

               (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. Except as set forth in Part 3.22(c)(i) of the Disclosure Schedule, the Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

               (ii) Except as set forth in Part 3.22(c)(ii) of the Disclosure Schedule, all former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

          (d) Patents -- The Company does not own, use or license (as licensee or licensor) any Patents.

          (e)  Trademarks

               (i) Part 3.22(e) of Disclosure Schedule contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with respect to any of the Marks.

               (iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (v) To Sellers' Knowledge, no Mark is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. To Sellers' Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

          (f)  Copyrights

               (i) Part 3.22(f) of the Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) None of the Copyrights have been registered. All of the Copyrights are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

               (iii) No Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

          (g)  Trade Secrets

               (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it.

               (ii) Sellers and the Company have taken reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

               (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     3.23 CERTAIN PAYMENTS

     Neither the Company, any director, officer, agent, or employee of the Company, or to Sellers' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.24 DISCLOSURE

          (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          (b) No notice given pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

          (c) There is no fact known to either Seller that has specific application to either Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Schedule.

     3.25 RELATIONSHIPS WITH RELATED PERSONS

     No Seller or any Related Person of Sellers or of the Company has, or since the first day of the next to last completed fiscal year of the Company has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. No Seller or any Related Person of Sellers or of the Company is, or since the first day of the next to last completed fiscal year of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company (a "Competing Business"), except for (1) less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market and (2) the Sellers' interest in IBM L.L.C. Except as set forth in Part 3.25 of the Disclosure Schedule, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

     3.26 BROKERS OR FINDERS

     Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     3.27 [Intentionally omitted.]


     3.28 SELLERS' TAXES

     Each Seller has included on his Tax Returns the income allocated to such Seller on the Company's Tax Returns filed for all years in which the Company's "S" election was in effect.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     4.1  ORGANIZATION AND GOOD STANDING

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     4.2  AUTHORITY; NO CONFLICT

          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Escrow Agreement and the Consulting and Noncompetition Agreements (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer, in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform their respective obligations under this Agreement and the Buyer's Closing Documents.

          (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)  any provision of Buyer's Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

               (iii) any Legal Requirement or Order to which Buyer may be subject; or

               (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

     Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3  INVESTMENT INTENT

     Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     4.4  SEC FILINGS

     Buyer has filed with the SEC all forms, reports and documents required to be filed with the SEC since January 1, 1995 and has delivered to the Sellers true and complete copies of its (i) Annual Report on Form 10-K for the years ended December 31, 1997, 1996 and 1995, as filed with the SEC; and (ii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Buyer with the SEC since December 31, 1997 (collectively, the "SEC Filings"). As of their respective dates, the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Buyer and its Subsidiaries included or incorporated by reference in the SEC Filings (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated assets, liabilities and financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments). Since December 31, 1997 there has been no material adverse change in the business, operations, prospects, assets or condition of Buyer and its Subsidiaries taken as a whole, and no event has occurred or circumstance exists that may result in such a material adverse change.

     4.5  CERTAIN PROCEEDINGS

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated
Transactions.  To Buyer's Knowledge, no such Proceeding has been
Threatened.

     4.6  BROKERS OR FINDERS

     Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, except to Tucker Anthony, Inc., and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

     4.7  SCAN-OPTICS STOCK

     The Scan-Optics Stock is, and will be at the Closing, the only class of capital stock of Buyer issued and outstanding.

5.   COVENANTS OF SELLERS

     5.1  ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     5.2  OPERATION OF THE BUSINESS OF THE COMPANY

     Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

          (a) conduct the business of the Company only in the Ordinary Course of Business;

          (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

          (c) confer with Buyer concerning operational matters of a material nature; and

          (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

     5.3  NEGATIVE COVENANT

     Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in
Section 3.16 is likely to occur.

     5.4  REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings and take all other action required by Legal Requirements to be made or done by them in order to consummate the Contemplated Transactions (including executing the novation agreement described in Schedule 4.2). Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents and novations identified in Schedule 4.2.

     5.5  NOTIFICATION

     Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

     Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to the Company by either Seller or any Related Person of either Seller to be paid in full prior to Closing.

     5.7  NO NEGOTIATION

     Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries, proposals or offers from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries, proposals or offers from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of, or any equity interest in, the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. In the event Sellers, the Company or any of their Representatives breach the agreement contained in the preceding sentence, then buyer may terminate this Agreement and Sellers shall pay, or cause the Company to pay, immediately to Buyer a cancellation fee of $100,000 (which shall be deemed liquidated damages and not a penalty) plus an amount equal to the out-of-pocket expenses (including legal, accounting and investment banking fees and expenses) incurred by Buyer in connection with this Agreement and the Contemplated Transactions.

     5.8  BEST EFFORTS

     Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     5.9  TAXES

          (a) The Sellers agree that the Buyer may make a Section 338(h)(10) election under the IRC with respect to the acquisition contemplated by this Agreement.

          (b) Sellers will prepare and file, on behalf of the Company and within two and one-half months after the Closing Date, the Tax Returns for the "S short year" of the Company referred to in Section 3.11(e), and Sellers will pay, on behalf of the Company, all Taxes owed by the Company with respect to such S short year. Each Seller will include on his Tax Returns the income allocated to him on the Company's Tax Returns with respect to such S short year.

          (c) When the IRS audit of the Company which is underway as of the date of this Agreement shall have been completed and the results thereof, including all deficiencies proposed, shall be satisfactory to Buyer in its sole discretion, Sellers shall pay all Taxes due, including penalties and interest, with respect to adjustments made in the resolution of such audit by settlement, litigation or otherwise. Buyer shall cooperate with Sellers in the preparation and filing of any amended returns for years prior to and including the "S short year" referred to in Section 3.11(e) which are required to be filed as a result of such audit, provided that Sellers shall pay all costs and expenses in connection with preparing any such amended returns.

          (d) Sellers shall pay all other Taxes, including any state or local sales, use, income or franchise taxes and interest and penalties thereon, applicable to any taxable period preceding the Closing Date and all costs and expenses incurred in connection with the resolution of any claims for such Taxes.

     5.10 PRE-CLOSING TAXES

     Buyer agrees to immediately provide Sellers with a copy of all communications received after the Closing Date from the IRS and any state taxing authority regarding federal or state income tax matters applicable to any taxable period preceding the Closing Date. Buyer agrees that Sellers will have the authority and responsibility (i) to resolve any federal tax matter affecting the federal tax liability of any Seller in his sole discretion and (ii) to resolve, in the Sellers' sole discretion, any sales or use tax matter with respect to operations of the Company prior to the Closing Date, provided that any resolution which would have an adverse financial impact on Buyer or the Company shall require the written consent of Buyer unless such Seller shall agree to hold Buyer harmless therefrom. The Sellers agree that except as provided in the preceding sentence, Buyer will have the authority and responsibility to resolve any state or local tax matter affecting state or local tax liability in its sole discretion. Nothing in this paragraph shall limit the indemnification provided for in
Section 10.2 hereof. Buyer and Sellers shall provide the other party with all correspondence relating to any such matter, whether with the IRS or any state taxing authority, and shall inform the other party in writing of any proposed resolution of any such tax matter. The other party shall be notified of, and shall have the right to attend, any meeting between the responsible party and any such taxing authority and to participate in any telephone conference or discussions among such parties.

     5.11 NO SALES

     Sellers will not sell any shares of Scan-Optics Stock prior to such time as Buyer has publicly announced its financial results for a period during which the financial results of the Company and Buyer have been combined for at least 30 days.

6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE

     6.1  APPROVALS OF GOVERNMENTAL BODIES

     As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings and take all other action required by Legal Requirements to be made or done by them to consummate the Contemplated Transactions (including executing the novation agreement described in Schedule 4.2). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents and novations identified in Part 3.2 of the Disclosure Schedule; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     6.2  BEST EFFORTS

     Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  ACCURACY OF REPRESENTATIONS

          (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

          (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

     7.2  SELLERS' PERFORMANCE

          (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b)  Each document required to be delivered pursuant to
Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

     7.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Schedule, and each Consent or novation agreement identified in
Schedule 4.2, must have been obtained and must be in full force and effect.

     7.4  NET WORTH

     The net worth requirement in the Memorandum of Understanding between Buyer and Sellers is hereby waived by the Buyer.

     7.5  ADDITIONAL DOCUMENTS

     Each of the following documents must have been delivered to Buyer:

          (a) an opinion of Mark Hoffman, Esq., dated the Closing Date, in the form of Exhibit 7.5(a);

          (b) a copy of the Transition Agreement between the Company and IBM L.L.C., in form and substance satisfactory to Buyer; and

          (c) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller,
(iv) evidencing the satisfaction of any condition referred to in this
Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     7.6  NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Affiliate of Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or
(b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     7.7  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or
(b) is entitled to all or any portion of the Purchase Price payable for the Shares.

     7.8  NO PROHIBITION

     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     7.9  EMPLOYMENT AND CONSULTING AND NONCOMPETITION AGREEMENTS

     Each of the Sellers shall have entered into a Consulting and Noncompetition Agreement with Buyer (or, at Buyer's request, with the Company), and each of the employees of the Company who will continue as an employee of the Company or the Buyer after the Closing Date shall have executed and delivered to the Buyer an offer letter and a confidentiality agreement in form and substance satisfactory to the Buyer.

     7.10 AUDITS

     The Buyer shall have completed to its satisfaction its audits of (i) the Company's fixed assets and confirmed that such fixed assets are properly reflected on the Interim Balance Sheet and (ii) the books and records of the Company (including resale certificates) necessary for the Buyer to calculate the Escrow Adjustment Amount.

     7.11 VISTACAPTURE

     Buyer shall have received from the customer using the Company's VistaCapture product confirmation, reasonably satisfactory to the Buyer, that such customer is satisfied with the performance of such product.

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     8.1  ACCURACY OF REPRESENTATIONS

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     8.2  BUYER'S PERFORMANCE

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

     8.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

     8.4  ADDITIONAL DOCUMENTS

     Buyer must have caused the following documents to be delivered to
Sellers:

          (a) an opinion of Day, Berry & Howard, dated the Closing Date, in the form of Exhibit 8.4(a); and

          (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     8.5  NO INJUNCTION

     There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     8.6  CONSULTING AND NONCOMPETITION AGREEMENTS

     Buyer shall have entered into a Consulting and Noncompetition Agreement with each of the Sellers.

     8.7  SCAN-OPTICS STOCK CLOSING PRICE

     The closing price for Scan-Optics Stock supplied by NASDAQ for the last trading day preceding the Closing Date shall be not less than $4.75 per share; provided, however, that this condition shall be deemed to be waived if Buyer elects to pay 80% or more of the Purchase Price in cash.

     8.8  RELEASE FROM GUARANTIES

     Sellers shall have been released from their guaranties of the Company's indebtedness to the Bank listed on Part 8.8 of the Disclosure Schedule.

9.   TERMINATION

     9.1  TERMINATION EVENTS

     This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

          (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

          (c) by Buyer if Sellers, the Company or their Representatives breach the provisions of the first sentence of Section 5.7;

          (d)  by mutual consent of Buyer and Sellers; or

          (e) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 15, 1998, or such later date as the parties may agree upon.

     9.2  EFFECT OF TERMINATION

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive and except that, if Buyer terminates this Agreement under Section 9.1(c), Sellers shall, or shall cause the Company to, reimburse Buyer for its actual out-of-pocket expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with the Agreement and the contemplated transactions, up to a maximum of $75,000, and if Buyer terminates this Agreement under Section 9.1(d), Sellers shall, or shall cause the Company to, pay the amounts provided for in the second sentence of this Section 9.2; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.  INDEMNIFICATION; REMEDIES

     10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

     All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

     Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the Disclosure Schedule), the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by Sellers pursuant to this Agreement;

          (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Disclosure Schedule and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

          (c) any Breach by either Seller of any covenant or obligation of such Seller in this Agreement;

          (d) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date; or

          (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

     10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

     Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, (d) any product shipped or manufactured by, or any services provided by, the Company after the Closing Date or (e) if Buyer makes a
Section 338(h)(10) election under the IRC with respect to the acqusition contemplated by this Agreement, any additional tax liability of Sellers as a result of such election.

     10.4 TIME LIMITATIONS

     If the Closing occurs, Sellers will have no liability for indemnification with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

     10.5 LIMITATIONS ON AMOUNT -- SELLERS

     Sellers will have no liability for indemnification with respect to the matters described in Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000. In no event shall the aggregate liability of Sellers with respect to all claims for indemnification by Buyer or any Indemnified Persons exceed the Purchase Price. However, this
Section 10.5 will not apply to any Breach of any of Sellers' representations and warranties of which either Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Seller of any covenant or obligation.

     10.6 LIMITATIONS ON AMOUNT -- BUYER

     Buyer will have no liability for indemnification with respect to any matter described in Section 10.3(a) through (d) until the total of all Damages with respect to such matters exceeds $50,000. In no event shall the aggregate liability of Buyer with respect to claims for indemnification by Sellers pursuant to Section 10.3(e) exceed $200,000. In no event shall the aggregate liability of Buyer with respect to all claims for indemnification by Sellers exceed the Purchase Price. However, this
Section 10.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

     10.7 ESCROW; RIGHT OF SET-OFF

     Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it, the Company or any other Indemnified Person may be entitled under this Section 10 against amounts otherwise payable under the Consulting and Noncompetition Agreements or may give notice of a Claim (as defined in the Escrow Agreement) in such amount under the Escrow Agreement. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Consulting and Noncompetition Agreements. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

     10.8 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

          (a)  Promptly after receipt by an indemnified party under Section
10.2 or Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

     10.9 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.  GENERAL PROVISIONS

     11.1 EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay all amounts payable to Tucker Anthony Inc. in connection with this Agreement and the Contemplated Transactions. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.2 PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines, subject to the Sellers' concurrence, which will not be unreasonably withheld. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     11.3 CONFIDENTIALITY

     Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions in accordance with the provisions of the Mutual Non-Disclosure and Non-Use Agreement executed by Buyer and the Company.

     11.4 NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Sellers:          Stephen M. Freeman
                       2792 Berkeley Drive
                       Birmingham, Alabama 35242

                       Raymond C. Griffin, Jr.
                       2933 Westmorland Drive
                       Birmingham, Alabama 35223

     with a copy to:   Mark Hoffman, Esq.
                       1300 20th Street South
                       Suite 302
                       Birmingham, Alabama 35205
                       Facsimile No.: (205) 933-1157

     Buyer:            Scan-Optics, Inc.
                       169 Progress Drive
                       Manchester, Connecticut 06040
                       Attention: James C. Mavel
                       Facsimile No.: (860) 647-0388

     with a copy to:   Day, Berry & Howard LLP
                       CityPlace I
                       Hartford, Connecticut 06103-3499
                       Attention: William H. Cuddy
                       Facsimile No.: (860) 275-0343

     11.5 FURTHER ASSURANCES

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.6 WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.7 REGISTRATION

          (a) Buyer shall prepare and file within 30 days after the Closing Date a registration statement under the Securities Act covering the Scan-Optics Stock issued as Stock Consideration (the "Unregistered Scan-Optics Common Stock") and shall use its best efforts to cause such registration statement to become effective within 60 days after the Closing Date.

          (b) Buyer may terminate such registration statement at the earlier of the time when all of the Unregistered Scan-Optics Common Stock has been sold or two years after the Closing Date.

          (c)  Buyer will:

               (i) use its best efforts to cause such registration statement to become and remain effective until all of the Unregistered Scan-Optics Common Stock has been sold but no longer than two years after the Closing Date;

               (ii) prepare and file with the SEC such amendments to such registration statement as may be necessary to keep such registration statement effective;

               (iii) furnish to the holders of the Unregistered Scan-Optics Common Stock such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holders may reasonably request in order to facilitate the offering of the Scan-Optics Stock;

               (iv) notify the holders of the Unregistered Scan-Optics Common Stock promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (v) notify the holders of the Unregistered Scan-Optics Common Stock promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

               (vi) advise the holders of the Unregistered Scan-Optics Common Stock, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          (d) With respect to such registration, Buyer shall bear the following fees, costs and expenses: all registration fees, printing expenses, fees and disbursements of counsel and accountants for Buyer and all internal expenses of Buyer. Fees and disbursements of counsel and accountants for the holders of Unregistered Scan-Optics Common Stock, and transfer taxes for holders and any other expenses incurred by the holders not expressly included above shall be borne by the holders.

          (e) In the event that any Unregistered Scan-Optics Common Stock issued as Stock Consideration to the holders of Sellers is included in a registration statement pursuant to this Section:

               (i) Buyer will indemnify and hold harmless the Sellers and any underwriter (as defined in the 1933 Act) for such Sellers from and against any and all loss, damage, liability, cost and expense to which the Sellers or any such underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided{ }however, that Buyer will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Seller or such underwriter;

               (ii) The Sellers and any underwriter for the Sellers shall indemnify and hold harmless Buyer to the same extent as provided in paragraph (i) of this subsection (e) to the extent that any such loss, damage, liability, cost or expense to which Scan-Optics may become subject is caused by or arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by any Seller or such underwriter; and

               (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this subsection (e) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (1) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (2) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (f) Each Seller, severally and not jointly, represents and warrants that:

          (i) He is acquiring the Unregistered Scan-Optics Stock for his own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such Unregistered Scan-Optics Stock or any part thereof.

          (ii) He is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act; is an investor experienced in the evaluation of businesses similar to Buyer; is able to fend for himself in the transactions contemplated by this Agreement; has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment; has the ability to bear the economic risks of this investment; and has been afforded prior to the Closing Date the opportunity to ask questions of, and to receive answers from, the Buyer and to obtain any additional information, to the extent Buyer has such information or could have acquired it without unreasonable effort or expense, all as necessary for the Investor to make an informed investment decision with respect to the purchase of the Unregistered Scan-Optics Stock. He has received copies of the SEC Filings referred to in
Section 4.4.

          (iii) He understands that any Unregistered Scan-Optics Stock to be sold and issued hereunder is unregistered and may be required to be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available; that except as provided in this Section 11.7, Buyer is under no obligation to file a registration statement with the Securities and Exchange Commission ("Commission") with respect to the Unregistered Scan-Optics Stock; and that Rule 144 promulgated under the Securities Act ("Rule 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the Unregistered Scan-Optics Stock.

     (g) Each Seller agrees that he will not offer, sell, pledge, hypothecate, or otherwise dispose of the Unregistered Scan-Optics Stock unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act, or (ii) in compliance with an opinion of counsel to such Seller, delivered to Buyer and reasonably acceptable to Buyer, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act. Each Seller understands that he must bear the economic risk of the investment represented by the purchase of Unregistered Scan-Optics Stock for an indefinite period.

     (h) The certificate(s) representing the Unregistered Scan-Optics Stock shall bear a legend stating in substance:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

     Upon request of a holder of Unregistered Scan-Optics Stock, Buyer shall remove the legend set forth above from the certificates evidencing such Unregistered Scan-Optics Stock, or issue to such holder new certificates therefor free of such legend, if with such request Buyer shall have received an opinion of counsel selected by the holder and reasonably satisfactory to Buyer, in form and substance reasonably satisfactory to Buyer, to the effect that such Unregistered Scan-Optics Stock is not required by the Securities Act to continue to bear the legend.

     Each Seller agrees that Buyer may provide for appropriate transfer instructions to implement the provisions of the foregoing paragraphs (g) and (h).

     (i) Each Seller represents and warrants that he has not retained, or otherwise authorized to act, any intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless Buyer from liability for any compensation to any intermediary retained or otherwise authorized to act by him or on his behalf and the fees and expenses of defending against such liability or alleged liability.

     11.8 ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Memorandum of Agreement between Buyer, the Company and Sellers dated April 7, 1998) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9 SCHEDULES

          (a) The disclosures in the Disclosure Schedule, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

          (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to Scan-Optics or to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.11 SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.12 SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.13 GOVERNING LAW

     This Agreement will be governed by the laws of the State of Connecticut without regard to conflicts of laws principles.

     11.14  JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Connecticut, County of Hartford, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.15 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Executed signature pages from any such counterpart may be detached and attached to any other such counterpart, and any counterpart with signature pages executed by all of the Parties attached shall have the same force and effect as if it had been executed by all of the Parties.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                   Sellers:


                                   /s/Stephen M. Freeman
                                      Stephen M. Freeman



SCAN-OPTICS, INC.                  /s/Raymond C. Griffin
                                      Raymond C. Griffin, Jr.


By /s/James C. Mavel
   Name:  James C. Mavel
   Title: Chairman, Chief Executive
          Officer and President

                                  SCHEDULE 4.2

             EXCEPTIONS TO REPRESENTATIONS OF BUYER AND SCAN-OPTICS


Conflicts (Section 4.2(b)):

None



Consents (Section 4.2):

1. Novation Agreement among the Company, Buyer and the U.S. General Services Administration with respect to the U.S. Department of State Contract #GS-35F-4559G dated February 2, 1998.

2. Contracts between the Company and any state may be subject to any anti-assignment provisions of the laws of such state, and the IBML Distributor Agreement between the Company and IBM L.L.C. may not be assigned without the consent of IBM L.L.C. Buyer hereby waives any consents which may be required for the assignment of such state contracts, and subject to Section 7.5(b) waives the consent required for the assignment of said agreement with IBM L.L.C.

3. Consents from Mitek Systems, Inc. and LEAD Technologies, Inc. with respect to the assignment to the Buyer of the Company's contracts with such companies.

4. Consents of the Bank to the Contemplated Transactions and waivers of defaults under agreements between the Bank and the Company caused by the Contemplated Transactions.

                                                             EXHIBIT 2.4(a)(ii)

                            FORM OF SELLERS' RELEASE

     This Release is being executed and delivered in accordance with
Section 2.4(a)(ii) of the Stock Purchase Agreement dated as of May __, 1998 (the "Agreement") among Scan-Optics, Inc., a Delaware corporation ("Scan-Optics"), S-O Acquisition Sub, Inc., a Delaware corporation ("Buyer"), Stephen M. Freeman, an individual resident in Birmingham, Alabama ("Freeman" and a "Seller"), and Raymond C. Griffin, Jr., an individual resident in Birmingham, Alabama ("Griffin" and a "Seller"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

     Each Seller acknowledges that execution and delivery of this Release is a condition to Buyer's obligation to purchase the outstanding capital stock of the Company pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase.

     Each Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Buyer to purchase the outstanding capital stock of the Company pursuant to the Agreement, hereby agrees as follows:

     Each Seller, on behalf of himself and each of his Related Persons, hereby releases and forever discharges the Buyer, the Company and Scan-Optics, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Sellers or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to its Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; PROVIDED, HOWEVER, that nothing contained herein shall operate to release any obligations of Buyer arising under the Agreement or any obligation of the Company (i) pursuant to the Consulting and Non-Competition Agreements or (ii) which has been disclosed in Part 3.10, 3.11 or 3.17 of the Disclosure Schedule.

     Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

     Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Sellers or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Sellers or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

     If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Connecticut without regard to principles of conflicts of law.

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Connecticut, County of Hartford, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this ___ day of ________, 1998.



_________________________________
Stephen M. Freeman


_________________________________
Raymond C. Griffin, Jr.

                                                              EXHIBIT 2.4(a)(iv)


                FORM OF CONSULTING AND NONCOMPETITION AGREEMENT

     This Consulting and Noncompetition Agreement (this "Agreement") is made as of ___________, 1998, by and between Scan-Optics, Inc., a Delaware corporation ("Buyer"), and [Stephen M. Freeman/Raymond C. Griffin, Jr.], an individual resident in _______________________, Alabama ("Seller").


                                    RECITALS

     Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from Seller and [Raymond C. Griffin, Jr. ("Griffin")/Stephen
M. Freeman ("Freeman")], an individual resident in Birmingham, Alabama all of the outstanding shares (the "Shares") of common stock, par value $1.00 per share, of Southern Computer Systems, Inc., an Alabama corporation (the "Company"), pursuant to the terms and conditions of a Stock Purchase Agreement made as of May __, 1998 among Buyer, the Seller and [Griffin/Freeman] (the "Stock Purchase Agreement"). Section 2.4(a)(iv) of the Stock Purchase Agreement requires that consulting and noncompetition agreements be executed and delivered by each of Seller and [Griffin/Freeman] as a condition to the purchase of the Shares by Buyer.

     The Buyer wishes to retain the Seller as a consultant to Buyer following the acquisition of the Company by Buyer, and the Seller wishes to provide consulting services to on the terms of this Agreement.


                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

     Section 1.  DEFINITIONS

     Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

     Section 2.  SERVICES

     Buyer hereby agrees to retain the Seller as a consultant, and the Seller hereby agrees to provide consulting services to Buyer, upon the request of Buyer, with respect to any and all matters relating to any aspect of the Company's business. The Seller will provide such services at Buyer's office in Birmingham, Alabama (formerly the office of the Company) or at such other location as Buyer may reasonably request. The Seller will use his best efforts to be available to perform such services promptly after such request; provided, however, that beginning six months after the date of this Agreement, the Seller may be unavailable to perform such services for an aggregate of up to eight weeks during the term of this Agreement, if he gives Buyer at least one week's prior notice of his unavailability. It is understood that Buyer's requests for Seller's services will decrease over the term of this Agreement. Buyer shall have no duty or obligation to use the Seller's services under this Agreement if, in its sole discretion, it chooses not to do so.

     Section 3.  TERM OF CONSULTING SERVICES

     The term of the consulting services provided pursuant to this Agreement will begin on the Closing Date and, subject to Section 6, will end on the second anniversary of the Closing Date.

     Section 4.  COMPENSATION

     As further consideration for the Seller's availability as a consultant to Buyer in accordance with this Agreement, Buyer will pay to the Seller a retainer of $400,000, payable in quarterly installments of $50,000 each.

     In addition, Buyer will reimburse the Seller for all reasonable business expenses, such as meals, travel, parking and mileage, incurred in the performance of consulting services pursuant to this Agreement. The Seller will provide the Company with expense reports for all such expenses and with a receipt for any expense in excess of $25.

     Section 5.  NATURE OF RELATIONSHIP

     The Seller is performing consulting services as an independent contractor and will not act as an agent, nor shall he be deemed an employee of, Buyer for purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits or otherwise. Seller shall not enter into any agreement or incur any obligations on Buyer's behalf, or commit Buyer in any manner without Buyer's prior consent.

     Section 6.  [Intentionally omitted.]


     Section 7.  ACKNOWLEDGMENTS BY SELLER

     Seller acknowledges that (a) Seller has occupied a position of trust and confidence with Buyer prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of Buyer, (collectively the "Confidential Information"):
(i) any and all trade secrets concerning the business and affairs of Buyer, product specifications, data, know-how, formulae, calculations, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing, testing and distribution methods and processes, customer and supplier identification, current and anticipated customer requirements, price lists, profit information, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of Buyer and any other information, however documented, of Buyer that is a trade secret within the meaning of Ala. Code <section><section> 8-27-1 to 8-27-6, C.G.S.A.
<section><section> 35-50 to 35-58 or any other applicable state trade secret law, (ii) any and all information concerning the business and affairs of Buyer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Buyer containing or based, in whole or in part, on any information included in the foregoing; (b) as a consultant to Buyer pursuant to this Agreement, Seller will continue to occupy a position of trust and confidence with Buyer and will in the course of providing such services have access to certain Confidential Information; (c) the business of Buyer is international in scope; (d) its products and services are marketed throughout the world; (e) Buyer compete with other businesses that are or could be located in any part of the worlds; (f) Buyer has required that Seller make the covenants set forth in Sections 8 and 9 of this Agreement as a condition to the Buyer's purchase of the Shares owned by Seller and [Griffin/Freeman]; (g) the provisions of Sections 8 and 9 of this Agreement are reasonable and necessary to protect and preserve Buyer's business and (h) Buyer would be irreparably damaged if Seller were to breach the covenants set forth in Sections 8 and 9 of this Agreement.

     Section 8.  CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY

     a. Seller acknowledges and agrees that all Confidential Information known or obtained by Seller, whether before or after the date hereof, is the property of Buyer. Therefore, Seller agrees that Seller will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Seller has such information in Seller's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or Buyer. Seller agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of Buyer and any other Confidential Information that Seller may then possess or have under Seller's control.

     b. Seller hereby assigns to Buyer any right, title, and interest that Seller may have in any Intellectual Property Assets which Seller develops during the course of performing consulting services for Buyer under this Agreement. Upon the request of Buyer, Seller shall execute such further assignments, documents, and other instruments as may be necessary to assign any such Intellectual Property Assets to Buyer and to assist Buyer in applying for, obtaining and enforcing copyrights, trademark registrations or other rights in the United States or in any foreign country with respect to any such Intellectual Property Assets. Buyer will bear the cost of preparation of all such applications and assignments, and the cost of obtaining and enforcing all such rights to such Intellectual Property Assets.

     Section 9.  NONCOMPETITION

     As an inducement for Buyer to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Stock Purchase Agreement and the consideration to be paid under this Agreement, Seller agrees that:

     a.   For a period of two years after the Closing:

          i. Seller will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Seller's name or any similar name to, lend Seller's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of Buyer; provided, however, that Seller may purchase or otherwise acquire (A) up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
               Section 12(g) of the Securities Exchange Act of 1934 and (B) securities of any enterprise (but without otherwise participating in the activities of such enterprise) the products and services of which do not compete in whole or in part with the products or services of Buyer; and provided further that Sellers may hold the ownership interests in Imaging Business Machines, L.L.C. described in Section 2.5 of the Stock Purchase Agreement. Seller agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

          ii. Seller will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of Buyer to leave the employ of such Company,
               (B) in any way interfere with the relationship between Buyer and any employee of Buyer, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Buyer, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Buyer to cease doing business with Buyer, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Buyer.

          iii. Except when acting for Buyer's benefit as a consultant to Buyer pursuant to this Agreement, Seller will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Seller to be a customer of Buyer, whether or not Seller had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of Buyer;

     b.   In the event of a breach by Seller of any covenant set forth in
          Section 9(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

     c. Seller will not, at any time during or after the two year period, disparage Buyer, Scan-Optics or Buyer, or any of their shareholders, directors, officers, employees, affiliates or agents; and

     d. Seller will, for a period of two years after the Closing, within ten days after accepting any employment, advise Buyer of the identity of any employer of Seller. Buyer or Buyer may serve notice upon each such employer that Seller is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

     Section 10.  REMEDIES

     If Seller breaches the covenants set forth in Sections 8 or 9 of this Agreement, Buyer and Buyer will be entitled to the following remedies:

     a.   Damages from Seller;

     b. To offset against any and all amounts owing to Seller under the Stock Purchase Agreement or this Agreement any and all amounts which Buyer claims under Section 10(a) of this Agreement; and

     c. In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 8 and 9 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and Buyer and would be an inadequate remedy for such breach.

     d. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

     Section 11.  SUCCESSORS AND ASSIGNS

     This Agreement will be binding upon Buyer and Seller and their respective affiliates, successors and assigns and will inure to the benefit of Buyer and its affiliates, successors and assigns. Seller may not assign this Agreement or subcontract any part or all of the services to be provided, which are personal to Seller.

     Section 12.  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     Section 13.  GOVERNING LAW

     This Agreement will be governed by the laws of the State of Connecticut without regard to conflicts of laws principles.

     Section 14.  JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Connecticut, County of Hartford, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     Section 15.  SEVERABILITY

     Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 9 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller.

     Section 16.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Executed signature pages from any such counterpart may be detached and attached to any other such counterpart, and any such counterpart with signature pages executed by all of the parties attached shall have the same force and effect as if it had been executed by all of the parties.

     Section 17.  SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     Section 18.  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     Seller:           [Address]


     with a copy to:   Mark Hoffman, Esq.
                       1300 20th Street South
                       Suite 302
                       Birmingham, Alabama 35205
                       Facsimile No.: (205) 933-1157

     The Company:      Scan-Optics, Inc.
                       169 Progress Drive
                       Manchester, Connecticut 06040
                       Attention: James C. Mavel
                       Facsimile No.: (860) 647-0388

     with a copy to:   Day, Berry & Howard LLP
                       CityPlace I
                       Hartford, Connecticut 06103-3499
                       Attention: William H. Cuddy
                       Facsimile No.: (860) 275-0343


     Section 19.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                             * * * * *

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


SCAN-OPTICS, INC.



By:________________________________________
    Name:  James C. Mavel
    Title: Chairman, Chief Executive Officer
           and President


___________________________________________
[Stephen M. Freeman/Raymond Griffin]

                                                                  EXHIBIT 2.4(c)

                            FORM OF ESCROW AGREEMENT

     This Escrow Agreement, dated as of ____________, 1998 (the "Closing Date"), among Scan-Optics, Inc., a Delaware corporation ("Buyer"), Stephen
M. Freeman, an individual resident in Birmingham, Alabama ("Freeman" and a "Seller"), Raymond Griffin, an individual resident in Birmingham, Alabama ("Griffin" and a "Seller"), and BankBoston, N.A., a national banking association, as escrow agent ("Escrow Agent").

     This is the Escrow Agreement referred to in the Stock Purchase Agreement dated May __, 1998 (the "Purchase Agreement") among Buyer and Sellers. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

     The parties, intending to be legally bound, hereby agree as follows:

1.   ESTABLISHMENT OF ESCROW

     (a) Buyer is depositing with Escrow Agent an amount equal to $_________ in immediately available funds (as increased by any earnings thereon, by any cash dividends in respect of the Escrow Stock and by any amounts recovered pursuant to the last sentence of Section 5(j), and as reduced by any disbursements pursuant to Sections 3 or 4, amounts withdrawn under Section 5(j), or losses on investments, the "Escrow Fund") [and certificate(s) representing ___ shares of Buyer's common stock, par value $.02 (as increased by any stock dividends thereon) (the "Escrow Stock")]. Escrow Agent acknowledges receipt thereof.

     (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund [and the Escrow Stock] pursuant to the terms and conditions hereof. The Escrow Fund includes $700,000 (the "General Fund"), $60,000 (the "Income Tax Fund") and $__________ (the "Tax Fund")], which shall be disbursed by the Escrow Agent in accordance with Sections 3 and 4. [The Escrow Stock shall be distributed by the Escrow Agent in accordance with Sections 3 and 4.]

2.   INVESTMENT OF FUNDS

     Except as Buyer and Sellers may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.   CLAIMS

     (a) From time to time on or before the second anniversary of the Closing Date, Buyer may give notice (a "Notice") to Sellers and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Section 10 of the Purchase Agreement; Buyer may make more than one claim with respect to any underlying state of facts. If Sellers give notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 16. If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the balance then remaining in the General Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

     (b) If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and Sellers or (ii) a decision of the arbitrators referred to in Section 16. The party presenting such decision to Escrow Agent shall also provide a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that such decision of the arbitrators is binding on the parties. Escrow Agent shall act on such decision and legal opinion without further question.

     (c) From time to time on or before the first anniversary of the Closing Date, Sellers may give to Buyer, and at any time, Buyer may give to Sellers, a copy of written confirmation, from any state listed on Schedule
A (and any other Governmental Body within such state listed on Schedule A), of the amount of any Taxes (including without limitation all sales, use. franchise and income taxes and all interest and penalties thereon) owed to such state or other Governmental Body by Southern Computer Systems, Inc., an Alabama corporation (the "Company"). Upon receipt of such written confirmation by Buyer from Sellers (or upon Buyer's giving such written confirmation to Sellers), Buyer will notify Escrow Agent of the names of such state and Governmental Bodies, and the amounts of Taxes owed to such state and Governmental Bodies, the portion of such Taxes which are income or franchise taxes (together with interest and penalties thereon) (such taxes, interest and penalties being referred to collectively as "Income Taxes") and the payment instructions for paying such Taxes to such state and Governmental Bodies, and Escrow Agent shall pay the amount of such Taxes as specified in such notice, (i) paying any such Income Taxes from the Income Tax Fund (then paying any balance remaining on such Income Taxes from the General Fund), and (ii) paying any other such Taxes from the portion of the Tax Fund allocated with respect to such state on Schedule A (for each state, the "State Allocation"), then any balance remaining from the General Fund.

     If the aggregate amount of all such Taxes for any state and each other Governmental Body in such state listed on Schedule A is less than the amount of such State Allocation, Buyer, upon receipt from such state and such Governmental Bodies of written confirmation that the Company, its assets and its successors and assigns have been released from liability for all Taxes (including without limitation all sales, use, franchise and income taxes and all interest and penalties thereon), shall notify Escrow Agent of such release, and Escrow Agent shall pay to Sellers (__% to Freeman and __% to Griffin) [from the Tax Fund] the excess of such State Allocation over the amount of such aggregate Taxes. [ __% of the amount of such payment shall be made in cash from the Tax Fund, and __% of the amount of such payment shall be made by delivery of shares of stock from the Stock Escrow, with the value of such stock being deemed to be $______ per share [insert value of Stock Consideration at Closing Date].]

     (d) Buyer may at any time give to Sellers a copy of written confirmation from any state or local Governmental Body of the amount of Income Taxes owed to such state or other Governmental Body by the Company. Buyer will notify Escrow Agent of the names of such state or local Governmental Body, and the amount of such Income Taxes and the payment instructions for paying such Taxes to such state or local Governmental Body, and Escrow Agent shall pay the amount of such Income Taxes as specified in such notice, first from the Income Tax Fund, any balance then remaining from the General Fund, and any balance then remaining from the Tax Fund.

4.   TERMINATION OF ESCROW

     (a) On the second anniversary of the Closing Date, Escrow Agent shall pay and distribute the amount then remaining in the General Fund to Sellers (__% to Freeman and __% to Griffin), unless (i) any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Sellers in such proportions) or (ii) Buyer has given notice to Sellers and Escrow Agent specifying in reasonable detail the nature of any other claim it may have under Section 10 of the Purchase Agreement with respect to which it is unable to specify the amount of Damages, in which case their entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Sellers or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 3(b).

     (b) On the seventh anniversary of the Closing Date, Escrow Agent shall pay and distribute the amounts then remaining in the Income Tax Fund and the Tax Fund[, and all of the stock then remaining in the Stock Escrow] to Sellers (__% to Freeman and __% to Griffin).

5.   DUTIES OF ESCROW AGENT

     (a) Escrow Agent shall not be under any duty to give the [Escrow Fund] [and] [Escrow Stock] held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

     (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

     (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

     (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

     (e) Escrow Agent does not have any interest in the Escrow Fund [or the Escrow Stock] deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from the Escrow Fund [or dividends on the Escrow Stock] shall be subject to withholding regulations then in force with respect to United States taxes. The Sellers will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

     (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

     (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

     (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund [and the Escrow Stock] to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

     (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund [and the Escrow Stock] or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund [and the Escrow Stock] until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund [and the Escrow Stock] or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund [and the Escrow Stock], in which event Escrow Agent shall disburse the Escrow Fund [and the Escrow Stock] in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

     (j) Buyer and Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $_________ at the time of execution of this Agreement and $_____________ annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer, __% by Freeman and __% by Griffin. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder, and any party who paid his or its share of such fees or expenses may recover from the defaulting party the amount so taken and pay such amount to Escrow Agent, to be included in the Escrow Funds.

     (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

     (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.   LIMITED RESPONSIBILITY

     This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.   OWNERSHIP FOR TAX PURPOSES

     Sellers agree that, for purposes of federal and other taxes based on income, Freeman and Griffin will be treated as the owner of __% and __%, respectively, of the Escrow Fund [and the Escrow Stock], and that Freeman and Griffin will report all income, if any, that is earned on, or derived from, the Escrow Fund [and the Escrow Stock] as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.   NOTICES

     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Sellers:         Stephen M. Freeman
                      2792 Berkeley Drive
                      Birmingham, Alabama 35242

                      Raymond D. Griffin
                      2933 Westmorland Drive
                      Birmingham, Alabama 35223

     with a copy to:  Mark Hoffman, Esq.
                      1300 20th Street South
                      Suite 302
                      Birmingham, Alabama 35205
                      Facsimile No.: (205) 933-1157

     Buyer:           Scan-Optics, Inc.
                      169 Progress Drive
                      Manchester, Connecticut 06040
                      Attention: James C. Mavel
                      Facsimile No.: (860) 647-0388

     with a copy to:  Day, Berry & Howard LLP
                      CityPlace I
                      Hartford, Connecticut 06103-3499
                      Attention: William H. Cuddy
                      Facsimile No.: (860) 275-0343

     Escrow Agent:    BankBoston, N.A.
                      100 Federal Street
                      Boston, Massachusetts 02110



     Attention:      _______________

     Facsimile No.:  _______________

     with a copy to: _______________

     Attention:      _______________

     Facsimile No.:  _______________

9.   PAYMENTS

     Payments from the Escrow Fund pursuant to this Agreement shall be made as follows, or as specified in written instructions to the Escrow Agent from the party receiving such payment:

     If to Buyer, by wire transfer to:




     If to Sellers, to:




     Payments of Escrow Stock to any Seller pursuant to this Agreement shall be made by book entry or by delivering certificates representing such Escrow Stock to such Seller, endorsed in blank. If such payment is to be made by delivery of stock certificates in an amount of shares different from the amount of shares represented by certificates previously delivered to Escrow Agent, Escrow Agent shall notify Buyer of the number of shares being distributed to such Seller, and Buyer shall deliver to Escrow Agent
(i) certificates (legended as described in the Purchase Agreement and subject to the restrictions on transfer set forth therein) representing such number of shares, and (ii) certificates representing the number of shares of Escrow Stock remaining after such payment is made (which shall be held by Escrow Agent pursuant to this Agreement).

10.  JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Connecticut, County of Hartford, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same. Executed signature pages from any such counterpart may be detached and attached to any other such counterpart, and any such counterpart with signature pages attached executed by all of the parties hereto shall have the same force and effect as if it had been executed by all such parties.

12.  SECTION HEADINGS

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

13.  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14.  EXCLUSIVE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Sellers and the Escrow Agent.

15.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Connecticut, without regard to conflicts of law principles.

16.  ARBITRATION

     The parties shall attempt to resolve in good faith any dispute which arises out of or in connection with this Agreement. If the parties cannot resolve the dispute through negotiations within sixty (60) days, Buyer or any Seller may submit the dispute to arbitration by filing a notice with the American Arbitration Association ("AAA") and providing a copy concurrently to the other parties. Arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. Arbitration shall take place in Hartford, Connecticut. Unless the parties otherwise agree, the arbitration shall be conducted before three arbitrators. Each party shall select one arbitrator from a list provided by the AAA and the third arbitrator will be selected by the first two selected arbitrators. The arbitrators shall be empowered to resolve all disputes and to award any remedies authorized by this Agreement. All arbitration proceedings, including all evidence and statements, shall be confidential and shall not be used or disclosed for any other purpose. Each party shall pay its own attorney's fees and expenses, and all other expenses of arbitration shall be equally divided between the parties. All decisions of the arbitrators shall be final, and may be enforced by any court of competent jurisdiction.

                         *  *  *  *  *  *

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:

SCAN-OPTICS, INC.



By:_____________________
   Name:  James C. Mavel
   Title: Chairman, Chief Executive Officer
          and President


Sellers:


_______________________
Stephen M. Freeman



_______________________
Raymond C. Griffin, Jr.



Escrow Agent:

BANKBOSTON, N.A.


By:_____________________
   Name:
   Title:

                                   SCHEDULE A



                                     Other
                                 Governmental
State                                Body                 State Allocation

                                                                  EXHIBIT 7.5(a)

                     FORM OF OPINION OF MARK HOFFMAN, ESQ.



                                         [Date]


Scan-Optics, Inc.
169 Progress Drive
Manchester, CT 06040

Gentlemen:

     I have acted as counsel to Stephen M. Freeman, an individual resident in Birmingham, Alabama ("Freeman"), Raymond C. Griffin, Jr., an individual resident in Birmingham, Alabama ("Griffin" and, together with Freeman, "Sellers"), and Southern Computer Systems, Inc., an Alabama corporation (the "Company"), in connection with the Stock Purchase Agreement dated as of May __, 1998 (the "Agreement") among the Sellers and Scan-Optics, Inc., a Delaware corporation ("Buyer"), pursuant to which the Buyer is acquiring from the Sellers all of the outstanding capital stock (the "Shares") of Southern Computer Systems, Inc., an Alabama corporation (the "Company"). This is the opinion contemplated by Section 7.5(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement.

     In connection with this opinion, I have examined counterparts of each of the following agreements (collectively, the "Sellers' Closing
Documents"):

     (i)    the Agreement, executed by the Sellers;

     (ii)   the Sellers' Release, executed by the Sellers;

     (iii) the Consulting and Noncompetition Agreement executed by Freeman [and the Company];

     (iv) the Consulting and Noncompetition Agreement executed by Griffin [and the Company]; and

     (v)    the Escrow Agreement, executed by the Sellers.

     I have also examined originals or copies of such other documents and corporate records and certificates of governmental officials and corporate officers as I have deemed necessary or appropriate for purposes of this opinion. As to certain facts (other than facts constituting conclusions of law) material to the opinions expressed herein, I have relied on the representations and warranties contained in the Sellers' Closing Documents and in the documents referred to in this paragraph.

     In rendering this opinion, I have assumed [(i) that Buyer has full power and authority to enter into and has duly and validly authorized, executed and delivered each Sellers' Document to which it is a party and
(ii)] the completeness and conformity to the originals of all documents submitted to us as photostatic or facsimile copies, the authenticity of originals of such documents, and the genuineness of all signatures appearing thereon.

     When an opinion set forth below is given to the best of my knowledge, that knowledge is limited to my actual knowledge and without any special or additional investigation undertaken for the purposes of the opinion.

     I express no opinion other than with respect to the federal laws of the United States of America and the laws of the State of Alabama.

     Based on the foregoing, my opinion is as follows:

     1. Each of the Agreement, the Sellers' Release and the Escrow Agreement has been duly and validly executed and delivered by the Sellers and is a legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms. Each of Freeman and Griffin has duly and validly executed and delivered a Consulting and Noncompetition Agreement, and each such agreement is a legal, valid and binding obligation of the Seller party thereto, enforceable in accordance with its terms.

     2. The authorized capital stock of the Company consists of 1000 shares of common stock, $1.00 par value, of which 483 1/2 shares are outstanding. Sellers own all of the Shares of record and beneficially, free and clear of all adverse claims. As a result of the delivery of certificates to Buyer and the payment to Sellers being made at the Closing, Buyer is acquiring ownership of all of the Shares, free and clear of all adverse claims.

     3. The Company is a corporation duly organized, validly existing and in good standing under the laws of Alabama, with full corporate power and authority to own its properties [, to execute, deliver and perform the Consulting and Noncompetition Agreements] and to engage in its business as presently conducted or contemplated, and is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction disclosed in Part 3.1(a) of the Disclosure Schedule. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person.

     4. Except as set forth in Part 3.2(b)(vi) of the Disclosure Schedule, neither the execution and delivery of the Sellers' Closing Documents nor the consummation of any or all of the Contemplated Transactions (a) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment to which either Seller is party or (b) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or other Governmental Body applicable to either Seller.

     5. Except as set forth in Part 3.2(b)(vi) of the Disclosure Schedule, neither the execution and delivery of the Sellers' Closing Documents nor the consummation of any or all of the Contemplated Transactions (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of the Company, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any Person of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any Encumbrance upon any property or assets of any the Company under, any agreement or commitment to which the Company is a party or by which it or any of its properties or assets are bound, or to which any of its properties or assets are subject, or to my knowledge any other third party, or (c) violates any statute, law, regulation, or rule, or any judgment, decree or order of any court or other Governmental Body applicable to the Company.

     6. Except as set forth in Part 3.2(b)(vi) of the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body, or, to my knowledge, of or with any other Person, is required in connection with the execution, delivery and performance of the Sellers' Closing Documents or the consummation of the Contemplated Transactions.

     I hereby confirm to you that, to my knowledge, (i) there is no Proceeding by or before any court or Governmental Body pending or overtly threatened against or involving the Company or that questions or challenges the validity of any of the Sellers' Closing Documents or any action taken or to be taken by the Company pursuant to any of the Sellers' Closing Documents or in connection with the Contemplated Transactions, and (ii) the Company is not subject to any judgment, order or decree having prospective effect.

     My opinion that each of the Sellers' Closing Documents is enforceable, each in accordance with its terms, is subject to (i) bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and secured parties, (ii) general principles of equity regardless of whether such enforcement is sought in proceedings in equity or at law and (iii) laws which may affect the remedies provided for in the Sellers' Closing Documents.

                                   Very truly yours,

                                                                  EXHIBIT 8.4(a)

                   FORM OF OPINION OF DAY, BERRY & HOWARD LLP



                                                   [Date]


Stephen M. Freeman
2792 Berkeley Drive
Birmingham, Alabama 35242

Raymond C. Griffin, Jr.
2933 Westmorland Drive
Birmingham, Alabama 35223

Gentlemen:

     We have acted as counsel to Scan-Optics, Inc., a Delaware corporation ("Buyer"), in connection with the Stock Purchase Agreement dated as of May __, 1998 (the "Agreement") among Buyer and each of you. This is the opinion contemplated by Section 8.4(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement.

     In connection with this opinion, we have examined counterparts, executed by Buyer, of the Agreement [and], the Escrow Agreement [and the Consulting and Noncompetition Agreements] (collectively with the Agreement and the Escrow Agreement, the "Buyer's Closing Documents").

     We have also examined originals or copies of such other documents and corporate records and certificates of governmental officials and corporate officers as we have deemed necessary or appropriate for purposes of this opinion. As to certain facts (other than facts constituting conclusions of law) material to the opinions expressed herein, we have relied on the representations and warranties contained in the Buyer's Closing Documents and in the documents referred to in this paragraph.

     In rendering this opinion, we have assumed (i) that each of you has the capacity to enter into and has duly and validly executed and delivered each of the Buyer's Closing Documents to which you are a party and (ii) the completeness and conformity to the originals of all documents submitted to us as photostatic or facsimile copies, the authenticity of originals of such documents, and the genuineness of all signatures appearing thereon.

     When an opinion set forth below is given to the best of our knowledge, that knowledge is limited to the actual knowledge of the individual lawyers in the firm who have participated directly in the matters referred to our firm by management of Buyer and without any special or additional investigation undertaken for the purposes of the opinion.

     The opinion expressed in paragraph 2 below is based solely on matters of which we have actual knowledge without any examination, for any purposes, of the docket of the courts of any jurisdiction, and, accordingly, we express no opinion relating to matters as to which any such examination might disclose and of which we have no actual knowledge.

     We express no opinion other than with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Connecticut.

Based on the foregoing, our opinion is as follows:

     1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute, deliver and perform its obligations under the Buyer's Closing Documents, to own its properties and to engage in its business as presently conducted or contemplated. The Buyer's Closing Documents have been duly and validly authorized, executed and delivered by Buyer and are legal, valid and binding obligations of Buyer, enforceable in accordance with their terms.

     2. Neither the execution and delivery of the Agreement and the Escrow Agreement nor the performance of Buyer's obligations thereunder
(a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of Buyer or, to the best of our knowledge
(b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment to which Buyer is party or violates any statute, law, regulation or rule, or any judgment, decree or order of any court or Governmental Body applicable to Buyer.

     Our opinion that the Buyer's Closing Documents are enforceable, each in accordance with its terms, is subject to (i) bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and secured parties, (ii) general principles of equity regardless of whether such enforcement is sought in proceedings in equity or at law and (iii) laws which may affect the remedies provided for in the Buyer's Closing Documents.


                              Very truly yours,



                              Day, Berry & Howard LLP